FOURTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment'') to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Trust for Professional Managers (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”), is made effective as of June 20, 2024 (the “Effective Date”).

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to update the Funds list; and,

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRUST FOR PROFESSIONAL MANAGERS	FORESIDE FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Teresa Cowan
Name: John P. Buckel	Name: Teresa Cowan, President
Title: President	Title:

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective: June 20, 2024

Mairs & Power Minnesota Municipal Bond ETF

CrossingBridge Pre-Merger SPAC ETF

Convergence Long/Short Equity ETF

ActivePassive Core Bond ETF
ActivePassive Intermediate Municipal Bond ETF
ActivePassive International Equity ETF
ActivePassive U.S. Equity ETF

Performance Trust Short Term Bond ETF

Jensen Quality Growth ETF